Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]



FOR IMMEDIATE RELEASE
June 28, 2007

               United Natural Foods Strengthens Board of Directors
                   With Election of Industry Veteran Peter Roy

             Independent Director Brings Extensive Natural Products
                        and Healthy Lifestyle Experience


Dayville, Connecticut - June 28, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today announced the appointment of Peter Roy, age 51, to the Company's Board of Directors. Mr. Roy joins United Natural Foods as an independent director and brings over three decades of experience in the natural products and healthy lifestyle industries. His appointment, effective immediately, increases the total number of Company directors to eight, including six independent directors.

Michael Funk, President and Chief Executive Officer, commented, "We are very pleased to have Peter join our Board of Directors. Peter has a wealth of experience and significant business relationships in the healthy lifestyles industry and we look forward to his contributions as a member of United Natural Foods' Board of Directors."

Peter Roy is an entrepreneur and since 1999 has been a strategic advisor to North Castle Partners, a private equity fund focused exclusively on investments in consumer-driven product and service businesses that benefit from healthy living trends. As part of his advisory position, Mr. Roy served on the boards of Avalon Natural Products, a leader in the natural personal care products, and Naked Juice Company, a leader in the super premium juice category. Additionally, Mr. Roy currently serves on the board of directors of West Marine (Nasdaq:
WMAR), the country's largest specialty retailer of boating supplies and accessories, and Traditional Medicinals, Inc, a leader in the manufacture and marketing of clinically tested herbal teas for the dietary supplement market in the U.S. and the natural health product market in Canada.

Peter Roy began his career in the natural products business in 1975, when he was employed at a Whole Food Company retail store in New Orleans, La. In 1978, he became President of Whole Food Company, which was acquired by Whole Foods Market in 1988. From 1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc and, for five years prior to that, served as President of that company's West Coast Region.

Mr. Roy recently co-authored a book with Jim Autry titled The Book of Hard
Choices: How to Make the Right Decisions at Work and Keep Your Self-Respect and just completed a two year term as Chairman of the National Outdoor Leadership School (NOLS), a non-profit wilderness education school. He remains on the NOLS Board of Trustees.
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About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 and 2007 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."

AT THE COMPANY:                           FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                              Joseph Calabrese
Chief Financial Officer                   General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on June 7, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.